Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 26, 2020, is by and among Silicon Laboratories Inc., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower party hereto (collectively, the “Guarantors”), the Lenders (as hereinafter defined) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and Bank of America, N.A., as the original administrative agent, are parties to that certain Credit Agreement dated as of July 31, 2012 (as amended by that certain First Amendment to Credit Agreement dated as of July 24, 2015, that certain Second Amendment to Credit Agreement dated as of February 28, 2017, that certain Third Amendment to Credit Agreement dated as of August 7, 2019, and as may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, pursuant to that certain Agency Resignation, Assignment and Acceptance Agreement, dated as of July 24, 2015, by and among Bank of America, N.A., Wells Fargo Bank, National Association and the Lenders, Wells Fargo Bank, National Association replaced Bank of America, N.A. as Administrative Agent;

WHEREAS, the Loan Parties have requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1    New Definition. The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness, net of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries on a consolidated basis in an amount not to exceed $750,000,000, as of such date to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.

1.2    Amendment to the definition of “Fee Letter”. The definition of “Fee Letter” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fee Letter” means, collectively, (i) the letter agreement, dated as of July 12, 2019, between the Borrower, Administrative Agent and Wells Fargo Securities, LLC and (ii) the letter agreement, dated as of May 26, 2020, between the Borrower, Administrative Agent and Wells Fargo Securities, LLC.

1.3    Amendment to the definition of “Permitted Acquisition”. Clause (g) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(g)    the Borrower shall have delivered to the Administrative Agent financial statements of the Person being acquired or the Person from whom the business is being acquired for its most recent fiscal year and a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Consolidated Net Leverage Ratio shall not exceed the level set forth in Section 8.11(a) and that the Borrower would be in compliance with the other financial covenant set forth in Section 8.11(b) as of the most recent fiscal quarter for which the Borrower was required to deliver financial statements.

1.4    Amendment to Section 2.01. Clause (B) following the third proviso in Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(B)    subject to Section 1.07 in connection with an Incremental Term Loan to finance a Limited Condition Acquisition, the Administrative Agent and the Lenders shall have received from the Borrower a Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that (1) the Borrower is in compliance with the financial covenants set forth in Section 8.11 and (2) the Consolidated Net Leverage Ratio will be less than the maximum Consolidated Net Leverage Ratio in effect as of the end of the fiscal quarter during which the Increase Amount Date occurs pursuant to Section 8.11(a), in each case based on the financial statements most recently delivered pursuant to Section 7.01(a) or 7.0.1(b), as applicable, both before and after giving effect (on a Pro Forma Basis) to (x) any Incremental Loan Commitment, (y) the making of any Incremental Loans pursuant thereto (with any Incremental Loan Commitment being deemed to be fully funded) and (z) any Permitted Acquisition consummated in connection therewith;

1.5    Amendment to Section 8.06(c). Section 8.06(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)    the Borrower may make cash dividend payments, stock repurchases, any cash payments upon conversion of any Permitted Convertible Indebtedness and repurchases of Permitted Convertible Indebtedness; provided, that (i) no Default exists immediately prior and after giving effect thereto and (ii) after giving effect to such Restricted Payment on a Pro Forma Basis, the Consolidated Net Leverage Ratio does not exceed 3.50 to 1.00;

1.6    Amendment to Section 8.11(a). Section 8.11(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)    Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 4.25 to 1.0; provided, that, upon the election of the Borrower, following the consummation of any Permitted Acquisition with total consideration in an aggregate amount greater than or equal to $100,000,000, (i) the Consolidated Net Leverage Ratio shall be increased to 4.75 to 1.0 for the next four quarterly test dates, and (ii) then shall revert to 4.25 to 1.0 thereafter with a two fiscal quarter period in which the Consolidated Net Leverage Ratio shall not be greater than 4.25 to 1.00 before the Borrower may elect another such increase.

1.7    Amendment to Exhibit 7.02 to Credit Agreement. Exhibit 7.02 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Fourth Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.

(b)    Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(c)    Fees and Expenses. All fees and expenses (including, without limitation, all fees and expenses owing pursuant to the Fee Letter) due to Wells Fargo Securities, LLC, as left lead arranger and the Administrative Agent required to be paid on the Fourth Amendment Effective Date (including the fees and expenses of counsel for the Administrative Agent) shall have been paid.

(c)    Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III

MISCELLANEOUS

3.1    Amended Terms. On and after the Fourth Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)    After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(e)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)    The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)    Except as specifically provided in this Amendment, the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

(h)    As of the Fourth Amendment Effective Date, the information included in the Beneficial Owner Certificate is true and correct in all material respects.

3.3    Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5    Expenses. The Borrower agrees to pay all reasonable, documented costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable, documented fees and expenses of the Administrative Agent’s legal counsel.

3.6    Further Assurances. The Loan Parties agree to promptly take such action, upon the reasonable request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9    No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10    GOVERNING LAW. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12    Consent to Jurisdiction; Service of Process; Waiver of Venue; Waiver of Jury Trial. The jurisdiction, service of process, waiver of venue and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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SILICON LABORATORIES INC.

FOURTH AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF the parties hereto have caused this AmendmenCt to be duly executed on the date first above written.

BORROWER:	SILICON LABORATORIES INC.,
a Delaware corporation

	By:	/s/ John C. Hollister
	Name:	John C. Hollister
	Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:	SILICON LABS SPECTRA, INC.,
a Delaware corporation

	By:	/s/ John C. Hollister
	Name:	John C. Hollister
	Title:	President

SILICON LABORATORIES INC.

FOURTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

	By:	/s/ Brooke Correa
	Name:	Brooke Correa
	Title:	Managing Director

SILICON LABORATORIES INC.

FOURTH AMENDMENT TO CREDIT AGREEMENT

LENDERS:	Citibank, N.A.,
as a Lender

	By:	/s/ Stuart Darby
	Name:	Stuart Darby
	Title:	Senior Vice President

SILICON LABORATORIES INC.

FOURTH AMENDMENT TO CREDIT AGREEMENT

LENDERS:	Bank of America, N.A,
as a Lender

	By:	/s/ Brian Gordon
	Name:	Brian Gordon
	Title:	Senior Vice President

SILICON LABORATORIES INC.

FOURTH AMENDMENT TO CREDIT AGREEMENT

LENDERS:	COMERICA BANK,
as a Lender

	By:	/s/ L. J. Perenyi
	Name:	L. J. Perenyi
	Title:	Vice President

SILICON LABORATORIES INC.

FOURTH AMENDMENT TO CREDIT AGREEMENT

LENDERS:	TRUIST BANK, formerly known as BRANCH
BANKING AND TRUST COMPANY,
as a Lender

	By:	/s/ Sarah Salmon
	Name:	Sarah Salmon
	Title:	Senior Vice President

Exhibit A

[see attached]

Exhibit 7.02

FORM OF COMPLIANCE CERTIFICATE

For the fiscal quarter ended                         , 20    .

I,                             , [Title] of SILICON LABORATORIES INC. (the “Borrower”) hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of July 31, 2012 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders and Wells Fargo Bank, National Association (successor to Bank of America, N.A., the original administrative agent), as the Administrative Agent:

The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, except as otherwise expressly noted therein, subject to the absence of footnotes and to normal year-end audit adjustments.

As of the date hereof, no Default or Event of Default has occurred and is continuing under the Credit Agreement.

(select one):

☐

Attached hereto are such supplements to Schedules 6.13 (Subsidiaries), 6.20(a) (Locations of Real Property), 6.20(b) (Locations of Tangible Personal Property), 6.20(c) (Location of Chief Executive Office, Taxpayer Identification Number, Etc.), and 6.20(d) (Changes in Legal Name, State of Formation and Structure) of the Credit Agreement, such that, as supplemented, such Schedules are accurate and complete as of the date hereof.

☐	No such supplements are required at this time.

Delivered herewith are (i) detailed calculations demonstrating compliance by the Loan Parties with the financial covenants contained in Section 8.11 of the Credit Agreement as of the end of the fiscal period referred to above and (ii) detailed calculations demonstrating the Consolidated Leverage Ratio as of the end of the fiscal period referred to above to determine the Applicable Rate.

This          day of                         , 20    .

SILICON LABORATORIES INC.

By:
Name:
Title:

Attachment to Officer’s Certificate

Computation of Financial Covenants

I.	Consolidated Net Leverage Ratio – Section 8.11(a)

A. Consolidated Funded Indebtedness[1] as of the Statement Date

1. all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:	$

2. all purchase money Indebtedness:	$

3. the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments:	$

4.  all obligations in respect of the deferred purchase price of property or services (other than trade and intercompany accounts payable in the ordinary course of business and all earn-out obligations to the extent such earn-out obligations are not required to be shown as a liability on the balance sheet of the Borrower and its Subsidiaries):

$

5. all Attributable Indebtedness:	$

6.  all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends:

$

7. all Guarantees with respect to Indebtedness of the types specified in I.A.1 through I.A.6 above of another Person:	$

8.  all Indebtedness of the types referred to in I.A.1 through I.A.7 above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Loan Party or any Subsidiary is a general partner or joint venturer, to the extent that Indebtedness is recourse to such Person:

$

9. unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries on a consolidated basis in an amount not to exceed $750,000,000	$

10. Consolidated Funded Indebtedness as of the Statement Date (Sum of lines I.A.1 through I.A.8 minus line I.A.9):	$

B. Consolidated EBITDA for the four fiscal quarter period ending on the Statement Date

1. Consolidated Net Income for such period:	$

2. Consolidated Interest Charges for such period:	$

3. the provision for federal, state, local and foreign income taxes payable for such period:	$

4. depreciation and amortization expense for such period:	$

5.  to the extent not capitalized, the reasonable and documented fees and expenses incurred during such period in connection with the closing of the Credit Agreement, to the extent such fees and expenses are incurred prior to September 14, 2012:

$

[1]	Per Section 1.01 of the Credit Agreement, Consolidated Funded Indebtedness shall not include post-closing purchase price adjustments.

6.  to the extent not capitalized, the reasonable and documented fees and expenses incurred during such period in connection with the refinancing of the existing term loans under the Credit Agreement, to the extent such fees and expenses are incurred prior to September 30, 2015:

$

7. to the extent not capitalized, the reasonable and documented fees and expenses incurred during such period in connection with the issuance of any Permitted Convertible Indebtedness:	$

8.  to the extent not capitalized, the reasonable and documented fees and expenses incurred during such period in connection with the second amendment of the Credit Agreement, to the extent such fees and expenses are incurred prior to April 14, 2017:

$

9.  to the extent not capitalized, the reasonable and documented fees and expenses incurred during such period in connection with the third amendment of the Credit Agreement, to the extent such fees and expenses are incurred prior to September 18, 2019:

$

10.  non-cash stock compensation expense, non-cash impairments of assets and intangibles and other non-cash charges (excluding write-downs of accounts receivable and any other non-cash expense to the extent it represents an accrual of or a reserve for cash expenses in any future period):

$

11.  non-cash purchase accounting adjustments (including markups of inventory, expensed through cost-of-goods sold) in connection with Permitted Acquisitions to the extent required or permitted by GAAP:

$

12.  the amount of restructuring and/or integration expenses and anticipated “run rate” cost savings and synergies projected by the Borrower in good faith to be realized within twelve (12) months of the actions taken (which restructuring and/or integration expenses and cost savings and synergies shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such restructuring and/or integration expenses and cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized from such actions provided that (A) such restructuring and/or integration expenses and cost savings and synergies are reasonably identifiable and quantifiable and (B) the aggregate amount permitted to be added back pursuant to this line 1.B.12 during any four consecutive fiscal quarter period shall not exceed 20% of Consolidated EBITDA (calculated prior to giving effect to such add back):

$

13. non-cash income or gains for such period:	$

14. Consolidated EBITDA for the four fiscal quarter period ending on the Statement Date (I.B.1 + I.B.2 + I.B.3 + I.B.4 + I.B.5 + I.B.6 + I.B.7+ I.B.8 + I.B.9 + 1.B.10 + 1.B.11 + I.B.12 - I.B.13):	$

C. Consolidated Net Leverage Ratio (I.A.10 / I.B.14):		. :1.00

Maximum Permitted:	4.25 to 1.00; provided, that, upon the election of the Borrower, following the consummation of any Permitted Acquisition with total consideration in an aggregate amount greater than or equal to $100,000,000, (i) the Consolidated

Net Leverage Ratio shall be increased to 4.75 to 1.0 for the next four quarterly test dates, and (ii) then shall revert to 4.25 to 1.0 thereafter with a two fiscal quarter period in which the Consolidated Net Leverage Ratio shall not be greater than 4.25 to 1.00 before the Borrower may elect another such increase.
Covenant Compliance?	☐Yes ☐No

II.	Secured Leverage Ratio – Section 8.11(b)

A. Consolidated Funded Indebtedness as of the Statement Date (see line I.A.9 above) secured by a Lien on any asset of a Loan Party or any of its Subsidiaries on such date:	$

B. Consolidated EBITDA for the four fiscal quarter period ending on the Statement Date (see line I.B.14 above)	$

C. Secured Leverage Ratio (II.A / II.B.):		. :1.00
Maximum Permitted:		3.50:1.00
Covenant Compliance?		☐Yes ☐No

III.	Consolidated Interest Coverage Ratio – Section 8.11(c)

A. Consolidated EBITDA for the four fiscal quarter period ending on the Statement Date (See line I.B.14 above):	$

B. The cash portion of Consolidated Interest Charges for the four fiscal quarter period ending on the Statement Date	$

C. Consolidated Interest Coverage Ratio (III.A / III.B.:		. :1.00
Minimum Permitted:		2.50:1.00
Covenant Compliance?		☐Yes ☐No

Computation of Consolidated Leverage Ratio – “Applicable Rate”

A. Consolidated Funded Indebtedness[2] as of the Statement Date

1. all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:	$

2. all purchase money Indebtedness:	$

3. the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments:	$

4.  all obligations in respect of the deferred purchase price of property or services (other than trade and intercompany accounts payable in the ordinary course of business and all earn-out obligations to the extent such earn-out obligations are not required to be shown as a liability on the balance sheet of the Borrower and its Subsidiaries):

$

5. all Attributable Indebtedness:	$

6.  all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends:

$

7. all Guarantees with respect to Indebtedness of the types specified in I.A.1 through I.A.6 above of another Person:	$

8.  all Indebtedness of the types referred to in I.A.1 through I.A.7 above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Loan Party or any Subsidiary is a general partner or joint venturer, to the extent that Indebtedness is recourse to such Person:

$

9. Consolidated Funded Indebtedness as of the Statement Date (Sum of lines I.A.1 through I.A.8):	$

B. Consolidated EBITDA for the four fiscal quarter period ending on the Statement Date

1. Consolidated Net Income for such period:	$

2. Consolidated Interest Charges for such period:	$

3. the provision for federal, state, local and foreign income taxes payable for such period:	$

4. depreciation and amortization expense for such period:	$

5.  to the extent not capitalized, the reasonable and documented fees and expenses incurred during such period in connection with the closing of the Credit Agreement, to the extent such fees and expenses are incurred prior to September 14, 2012:

$

[2]	Per Section 1.01 of the Credit Agreement, Consolidated Funded Indebtedness shall not include post-closing purchase price adjustments.

6.  to the extent not capitalized, the reasonable and documented fees and expenses incurred during such period in connection with the refinancing of the existing term loans under the Credit Agreement, to the extent such fees and expenses are incurred prior to September 30, 2015:

$

7. to the extent not capitalized, the reasonable and documented fees and expenses incurred during such period in connection with the issuance of any Permitted Convertible Indebtedness:	$

8.  to the extent not capitalized, the reasonable and documented fees and expenses incurred during such period in connection with the second amendment of the Credit Agreement, to the extent such fees and expenses are incurred prior to April 14, 2017:

$

9.  to the extent not capitalized, the reasonable and documented fees and expenses incurred during such period in connection with the third amendment of the Credit Agreement, to the extent such fees and expenses are incurred prior to September 18, 2019:

$

10.  non-cash stock compensation expense, non-cash impairments of assets and intangibles and other non-cash charges (excluding write-downs of accounts receivable and any other non-cash expense to the extent it represents an accrual of or a reserve for cash expenses in any future period):

$

11.  non-cash purchase accounting adjustments (including markups of inventory, expensed through cost-of-goods sold) in connection with Permitted Acquisitions to the extent required or permitted by GAAP:

$

12.  the amount of restructuring and/or integration expenses and anticipated “run rate” cost savings and synergies projected by the Borrower in good faith to be realized within twelve (12) months of the actions taken (which restructuring and/or integration expenses and cost savings and synergies shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such restructuring and/or integration expenses and cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized from such actions provided that (A) such restructuring and/or integration expenses and cost savings and synergies are reasonably identifiable and quantifiable and (B) the aggregate amount permitted to be added back pursuant to this line 1.B.12 during any four consecutive fiscal quarter period shall not exceed 20% of Consolidated EBITDA (calculated prior to giving effect to such add back):

$

13. non-cash income or gains for such period:	$

14. Consolidated EBITDA for the four fiscal quarter period ending on the Statement Date (I.B.1 + I.B.2 + I.B.3 + I.B.4 + I.B.5 + I.B.6 + I.B.7+ I.B.8 + I.B.9 + 1.B.10 + 1.B.11 + I.B.12 - I.B.13):	$

C. Consolidated Leverage Ratio (I.A.9 / I.B.14):		. :1.00